Exhibit (g)(3)

Execution

AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (the “Amendment”) is made as of April 1, 2021 by and between AdvisorShares Trust (the “Trust”) and The Bank of New York Mellon (“Custodian”).

BACKGROUND:

A.	WHEREAS, the Trust and Custodian are parties to a Custody Agreement dated as of July 16, 2009, as amended (the “Agreement”);

B.	WHEREAS, this Amendment is an amendment to the Agreement and shall update the list of Series on Schedule II thereto and set forth terms applicable to certain of the Series;

C.	WHEREAS, capitalized terms used in this Amendment shall have the meanings set forth in the Agreement unless otherwise defined herein; and

D.	WHEREAS, the Trust and Custodian desire to amend the Agreement with respect to the foregoing;

TERMS:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Schedule II shall be deleted in its entirety and replaced with amended Schedule II attached hereto. Schedule II is updated to reflect the addition of the AdvisorShares Hotel ETF and AdvisorShares Restaurant ETF.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the matters described herein.

Execution

(b)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(c)	If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

[Signature page follows.]

Execution

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the effective date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

ADVISORSHARES TRUST

By: /s/ Dan Ahrens

Name: Dan Ahrens

Title: Secretary & Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Patrick Griffin

Name: Patrick Griffin

Title: Service Director

Date: April 7, 2020

Execution

SCHEDULE II

to

CUSTODY AGREEMENT

Dated July 16, 2009 between

ADVISORSHARES TRUST

and

THE BANK OF NEW YORK MELLON

(as of April 1, 2021)

SERIES OF ADVISORSHARES TRUST:

AdvisorShares Dorsey Wright ADR ETF

AdvisorShares Dorsey Wright Alpha Equal Weight ETF

AdvisorShares Dorsey Wright FSM All Cap World ETF

AdvisorShares Dorsey Wright FSM US Core ETF

AdvisorShares Dorsey Wright Micro-Cap ETF

AdvisorShares Dorsey Wright Short ETF

AdvisorShares DoubleLine Value ETF

AdvisorShares Focused Equity ETF

AdvisorShares FolioBeyond Smart Core Bond ETF

AdvisorShares Newfleet Multi-Sector Income ETF

AdvisorShares Pure Cannabis ETF

AdvisorShares Pure US Cannabis ETF

AdvisorShares Ranger Equity Bear ETF

AdvisorShares Sage Core Reserves ETF

AdvisorShares STAR Global Buy-Write ETF

AdvisorShares Vice ETF

AdvisorShares Q Dynamic Growth ETF

AdvisorShares Q Portfolio Blended Allocation ETF

AdvisorShares Alpha DNA Equity Sentiment ETF

AdvisorShares Hotel ETF

AdvisorShares Restaurant ETF

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